UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) May 2, 2026

BERKSHIRE HATHAWAY INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-14905	47-0813844
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

3555 Farnam Street
Omaha, Nebraska	68131
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(402) 346-1400

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock	BRK.A	New York Stock Exchange
Class B Common Stock	BRK.B	New York Stock Exchange
1.125% Senior Notes due 2027	BRK27	New York Stock Exchange
2.150% Senior Notes due 2028	BRK28	New York Stock Exchange
1.500% Senior Notes due 2030	BRK30	New York Stock Exchange
2.000% Senior Notes due 2034	BRK34	New York Stock Exchange
1.625% Senior Notes due 2035	BRK35	New York Stock Exchange
2.375% Senior Notes due 2039	BRK39	New York Stock Exchange
0.500% Senior Notes due 2041	BRK41	New York Stock Exchange
2.625% Senior Notes due 2059	BRK59	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition.

On May 2, 2026, Berkshire Hathaway Inc. (“Berkshire” or “Company”) issued a press release announcing the Company’s earnings for the first quarter ended March 31, 2026. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated by reference.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) As previously announced, Charles C. Chang will succeed Marc D. Hamburg as Berkshire’s Chief Financial Officer on June 1, 2026. In his new role, Mr. Chang will be paid an annual cash salary of $8,000,000.

(e) In connection with Mr. Hamburg’s retirement as Berkshire’s Chief Financial Officer and in recognition of Mr. Hamburg’s many decades of service, Berkshire will provide Mr. Hamburg (or his spouse, if he predeceases her), with up to 30 flight hours per year on a mid-sized NetJets aircraft for a term starting on June 1, 2026 and ending no later than May 31, 2037. Berkshire will provide Mr. Hamburg with tax gross-up payments to cover Mr. Hamburg’s imputed tax expenses related to this travel benefit. Berkshire estimates its cost of providing this benefit will be approximately $490,000 per year.

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

(a) On May 3, 2026, the Board of Directors of Berkshire (the “Board”) voted to amend and restate Berkshire’s By-Laws effective immediately. The primary purpose of the amendment was to update the officer roles and responsibilities to conform to Berkshire’s current operating structure. Changes were made to Sections 4 (Officers and Agents), 6 (Capital Stock) and 10 (Execution of Papers) of Berkshire’s By-Laws. The foregoing description of the amendment and restatement of the By-Laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-Laws attached hereto as Exhibit 3(ii) and incorporated by reference.

ITEM 5.07	Submission of Matters to a Vote of Security Holders

On May 2, 2026, Berkshire held an annual meeting of its shareholders. The agenda items for the meeting along with the vote of the Company’s Class A and Class B common shareholders voting together as a single class with respect to each of the agenda items are shown below. There were four items acted on at that meeting as follows: 1) Election of Directors; 2) A non-binding resolution to approve the compensation of the Company’s Named Executive Officers; 3) A non-binding resolution to determine the frequency with which shareholders shall be entitled to have an advisory vote on executive compensation; 4) A shareholder proposal requesting that the Company issue a report disclosing the Board’s oversight framework for workforce and human-capital management across its operating subsidiaries.

Proposal 1 – Election of Directors

	For	Withheld
Gregory E. Abel	431,852	3,454
Howard G. Buffett	428,007	7,299
Susan A. Buffett	427,052	8,254
Warren E. Buffett	424,675	10,631
Stephen B. Burke	403,648	31,658
Kenneth I. Chenault	410,696	24,610
Christopher C. Davis	426,119	9,187
Susan L. Decker	386,648	48,658
Charlotte Guyman	381,226	54,080
Ajit Jain	430,489	4,817
Thomas S. Murphy, Jr.	410,831	24,475
Wallace R. Weitz	429,478	5,828
Meryl B. Witmer	427,348	7,958

The results of the other matters acted upon at the meeting were as follows.

	For	Against	Abstain
Proposal 2 – Advisory vote on executive compensation	403,351	30,251	1,703

	1 year	2 years	3 years	Abstain
Proposal 3 – Advisory vote on the frequency of an advisory vote on executive compensation	143,050	1,715	288,858	924

	For	Against	Abstain
Proposal 4 – Shareholder proposal	65,023	367,387	2,895

ITEM 9.01	Financial Statements and Exhibits

Exhibit 3(ii)	By-Laws (as amended and restated on May 3, 2026)

Exhibit 99.1	Berkshire Hathaway Inc. Earnings Release Dated May 2, 2026

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 7, 2026	BERKSHIRE HATHAWAY INC.

/s/ Marc D. Hamburg
By: Marc D. Hamburg
Senior Vice President and Chief Financial Officer